UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 10, 2010

MWI VETERINARY SUPPLY, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51468	02-0620757
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

651 S. Stratford Drive, Suite 100, Meridian, ID 83642

(Address of principal executive offices) (Zip Code)

(208) 955-8930

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On August 10, 2010, MWI Veterinary Supply Co. (“Supply Co.”) as borrower, entered into a Second Amendment to Credit Agreement (the “Second Amendment”) with MWI Veterinary Supply, Inc. and Memorial Pet Care, Inc., as guarantors, and Bank of America, N.A. and Wells Fargo Bank, N.A., as lenders (collectively, the “Lenders”), amending the Credit Agreement dated December 13, 2006 among Supply Co., MWI Veterinary Supply, Inc., Memorial Pet Care, Inc. and the Lenders (the “Credit Agreement”).  The aggregate revolving commitment of the Lenders under the Credit Agreement remained at $100 million.  The Second Amendment increased the amount of permitted unsecured indebtedness from $20 million to $30 million and the margin on the variable interest rate now ranges from 1.50% to 2.25%.  The margin previously ranged from 1.75% to 2.50%.

Item 9.01.  Financial Statements and Exhibits

(d)	Exhibits

10.1	Second Amendment to Credit Agreement dated August 10, 2010 by and among MWI Veterinary Supply, Inc., MWI Veterinary Supply Co., Memorial Pet Care, Inc., Bank of America, N.A and Wells Fargo Bank, N.A.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MWI VETERINARY SUPPLY, INC.

Date: August 13, 2010	By:	/s/ Mary Patricia B. Thompson
Mary Patricia B. Thompson
Senior Vice President of Finance and Administration, Chief Executive Officer